SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 18, 2004 (September 23, 2004)
Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2000 Hamilton Street
Suite 204
Philadelphia, PA 19130
(Address of principal executive offices)

(215) 241-9760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01     Changes in Registrant’s Certifying Accountant.

        (a)   As previously reported, on September 23, 2004, AVAX Technologies, Inc. (the “Company”) received a letter from Ernst & Young LLP (“Ernst & Young”) dated September 22, 2004, informing the Company that Ernst & Young will resign as the Company’s independent registered public accounting firm effective upon the completion of the quarterly review of the Company’s fiscal quarter ending September 30, 2004. The Company filed its Form 10-Q for the fiscal quarter ended September 30, 2004, on November 15, 2004, at which time the resignation of Ernst & Young as the Company’s independent registered public accounting firm became effective.

        The reports of Ernst & Young on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports were modified as to an uncertainty regarding the Company’s ability to continue as a going concern.

        In connection with its audits for each of the two most recent fiscal years and through the date of this Report, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statements for such years.

        In response to the Company’s request, Ernst & Young has furnished the Company with an updated letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated November 18, 2004, is attached as an exhibit to this Report.

        (b)   In accordance with the terms of the Company’s Audit Committee Charter, the Company’s Audit Committee will select the Company’s new independent registered public accounting firm.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Report:

Exhibit No.	Description

16.1	Letter dated November 18, 2004, from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: November 18, 2004	By:	/s/ Richard P. Rainey

Name: Richard P. Rainey Title: President